SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                     Date of Report:  December 6, 1994
                     (Date of earliest event reported)


                           COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in charter)



              Delaware                0-11716          16-1213679
        (State or other jurisdiction   (Commission   (IRS Employer
             of incorporation         File number)  Identification Number


            5790 Widewaters Parkway, DeWitt, New York       13214
            (Address of principal executive officer)    (Zip Code)


                       Registrant's telephone number,
                   including area code:   (315) 445-2282


                                 Not Applicable
       (Former name or former address, if changed since last report)



                       This Report contains 7 pages.

Item 5.  Other Events.

     On December 6, 1994, Community Bank, N.A. ("the "Bank"), a wholly-owned subsidiary of Registrant, entered into a Purchase and Assumption Agreement with The Chase Manhattan Bank, N.A. ("Chase") for the acquisition of certain assets and assumption of certain liabilities by the Bank related to 15 Chase branch offices located in Norwich, Watertown, Boonville, New Hartford, Utica, Skaneateles, Geneva, Pulaski, Seneca Falls, Hammondsport, Canton, Newark and Penn Yan, New York. Pursuant to the transaction, the Bank would assume certain deposit liabilities currently estimated to be approximately $455 million, would pay Chase a premium of 8.25% of these deposits, would purchase certain small business and consumer loans currently estimated to be approximately $30 million at face value, and would purchase the branch facilities ( or assume leases as applicable), and certain furniture, equipment and other fixed operating assets associated with the branches, at fair market value (currently estimated to total approximately $6.9 million).

     The transaction evidenced by the Purchase and Assumption Agreement is scheduled to close during the second quarter of 1995, and closing is contingent upon receipt by the parties of all necessary regulatory approvals. In order to finance the transaction, the Registrant anticipates an offering of new common stock or securities in the range of approximately $33-40 million to provide additional capital necessary for regulatory approval. The Registrant anticipates the offering would involve a public offering underwritten on a firm commitment basis and anticipates that any offerings would be completed during the second quarter of 1995. In the event that the Bank is unable to proceed to closing due to a lack of regulatory approval or the inability of Registrant to raise sufficient capital, the Bank is obligated to pay Chase a "break-up fee" of up to $1.85 million.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits. Exhibit number 20 Other Documents or Statements to Security Holders. A press release dated December 7, 1994 describing the proposed acquisition of 15 branches of Chase Manhattan Bank in Upstate New York by Community Bank, N.A. is reproduced on page 4 of this document.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               COMMUNITY BANK SYSTEM, INC.
                                    (Registrant)



                              by:  /s/ David G. Wallace
                                   David G. Wallace
                                   Senior Vice President and
                                   Chief Financial Officer


Date:  December 9, 1994

                                                             Exhibit 20

                                                             NEWS RELEASE
For Release 12/7/94 5 p.m.

Contact:Contact:

Sanford A. Belden                  David S. Nolan
President & CEO                    Vice President Communications
COMMUNITY BANK, N.A. &             The CHASE MANHATTAN BANK, N.A.
Community Bank System, Inc.        (716) 258-7402
(315) 445-2282

                    COMMUNITY BANK, N.A. to Purchase 15
                      CHASE MANHATTAN Upstate Branches

     Syracuse, New York (December 7, 1994)--COMMUNITY BANK, N.A. (CBNA), a DeWitt-based bank with over $850 million in assets, and The CHASE MANHATTAN BANK, N.A. have signed an agreement, subject to regulatory approval, for COMMUNITY BANK to acquire 15 CHASE branches in Upstate New York with total deposits of $455 million.

     Sanford A. Belden, president and chief executive officer of CBNA, stated that the transaction also will include approximately $30 million in related small business and consumer loans, as well as facilities, leases, furniture and equipment. The agreement reflects a premium of 8.25 percent on deposits.

     Community Bank System, Inc. (NASDAQ-NMS: CBSI), a registered bank holding company of which COMMUNITY BANK is the single wholly-owned banking subsidiary, anticipates issuing new common stock to help finance the purchase, which is scheduled to be completed during the second quarter of 1995.

     The 15 branches and their respective county locations are as follows:
Chenango County-Norwich; Jefferson County-Watertown/Arsenal Street and Washington Street; Oneida County-Boonville, New Hartford and Utica; Onondaga County-Skaneateles; Ontario County-Geneva; Oswego County-Pulaski; Seneca County-Seneca Falls; Steuben County-Hammondsport; St. Lawrence County-Canton; Wayne County-Newark/South Main Street and Newark Plaza; and Yates County-Penn Yan.

COMMUNITY BANK to Purchase 15 CHASE MANHATTAN Branches...Page 2

     CHASE and COMMUNITY BANK said that both institutions will be communicating soon to customers to explain how their accounts and banking relationships will be handled following the transfer.

COMMUNITY BANK's Purchase Strategy
     "We are particularly pleased that we will now be able to bring our style of local banking and personalized service to these new markets," Belden said. CBNA's existing 37 banking offices are largely in small towns and villages throughout the Finger Lakes Region; the Southern Tier, including Southwestern New York; and Northern New York.

     Belden went on to say, "This purchase will be attractive to CBSI shareholders because it builds a larger, competitively stronger and more attractive franchise by filling in our existing branch network as well as adding adjacent markets where we do not have a presence."

     Lastly, Belden stated, "Marketing and advertising synergies and operating efficiencies across the expanded branch network will create further financial advantages. Moreover, we heartily welcome the professional CHASE personnel, who will bring highly developed service quality skills to CBNA."

CHASE MANHATTAN BANK's Sales Strategy
     William H. Hoefling, executive vice president and distribution executive for CHASE, said CHASE's decision to sell these branches reflects a continuation of business strategies that emphasize convenient and cost-effective systems to deliver financial services. "Over the past two years we've spent a lot of time talking with our customers to determine their needs and service preferences. One conclusion from this research is that technology is becoming increasingly important to our customers.

COMMUNITY BANK to Purchase 15 CHASE MANHATTAN Branches...Page 3

     "More and more customers are turning to what we describe as 'alternative delivery systems'--ATMs, the telephone, fax machines and home computers--to do routine banking transactions," Hoefling continued. "Over the past year, CHASE has introduced a number of technology-based banking services for upstate customers, including 24-hour-a-day-telephone access to customer service representatives and personal computer banking. Our business strategies going forward will put more emphasis on technology and people. As we focus our marketing activities on the more urban upstate markets, the branch sale will enable us to commit additional resources to new service technologies," Hoefling said.

     Hoefling said that CHASE was familiar with CBNA from the recent sale of its Cato, New York office to COMMUNITY BANK. "We believe that they share our commitment to customers and community, and that all concerned should benefit from this transaction," he said.

     CHASE will not withdraw completely from the markets in which these branches are located, Hoefling said. "We will continue to serve larger commercial and corporate customers. Our national product companies--home mortgage, credit card, indirect installment loans and others--will continue their services to these communities."

Profile of Each Bank
     COMMUNITY BANK offers a full-range of high-quality products and services for both individuals and small businesses. These include FDIC-insured checking and savings deposit products, a variety of personal and commercial loans, personal and employee benefit trust services, and a range of nonbank financial products, including annuities and mutual funds. CBNA is recognized by Veribanc, Inc. and several other bank monitoring services as consistently achieving the highest levels of financial safety, soundness and strength.

COMMUNITY BANK to Purchase 15 CHASE MANHATTAN Branches...Page 4

     Any offering of CBSI common stock shall be made only by means of a prospectus meeting the requirements of the Securities Act of 1933 and state laws. Nothing herein shall be deemed or construed as an offer to purchase any such common stock.

     The CHASE MANHATTAN Bank, N.A. is a subsidiary of The Chase Manhattan Corporation. With nearly $117 billion in assets, CHASE provides financial services that enhance the well-being and success of individuals, industries, communities and countries around the world. It currently serves the states of New York and Connecticut through a network of over 300 branches.


                                    -30-